EXHIBIT 99.1


                           FOR BROKER DEALER USE ONLY


[LOGO]            DEARBORN CAPITAL
                  MANAGEMENT, L.L.C                                July 15, 2004





Dear Financial Advisor,


Managed futures have enjoyed a resurgence in interest over the past few years as investors have begun to grasp the diversification benefits this asset class can provide to one's portfolio. While this is certainly a welcome development to participants in this market, it also is a double-edged sword as many new investors are not familiar with the characteristics of the dominant trading strategy employed by many of the trading advisors in this industry. This trading strategy is what's known as trend following. Trend following is a reactive trading strategy, rather than a predictive one. In other words, positions are entered into or exited from in reaction to price movement; there is no prediction of future price. Trends are not generally discovered until they are well-established and not exited from until they are over. Grant Park Futures Fund is a multiple-manager fund which employs several trading advisors, all employing proprietary, systematic trend following systems in various forms. It is the strong belief of Grant Park's General Partner, Dearborn Capital Management, LLC, that trend following is a proven strategy that can produce attractive returns over the long term. One of the less attractive aspects of this trading strategy, and a situation Grant Park and many other participants have been experiencing over the last few months, however, are drawdowns. Drawdowns are defined as the percentage retrenchment from peak to valley and typically emerge following strong periods of performance as experienced by Grant Park in the previous two quarters as well as the previous four years. While no investor enjoys an erosion of equity in their account, market fluctuation is to be expected from time to time, and this current drawdown period is within our range of expectations.

Grant Park's portfolio of trading advisors aims to exploit the tendency of markets to trend through the use of their proprietary systematic trading systems. These systems are strictly adhered to in all market scenarios. However, markets don't always behave the way we would like them to, and are sometimes choppy and prone to random price movements that can last for extended periods of time. While these types of markets are challenging for those employing trend following strategies, it is our belief that these periods are typically precursors to periods of strong long-term price trends. This is why our trading advisors continue to trade, albeit at reduced leverage, throughout a drawdown. It is imperative that they remain active as it is unclear exactly when or in which markets the trends will first develop. The basic rule of thumb in trend following is to "cut losses" and "let profits run." It is also important to note that trend following is an absolute return strategy. There are no targeted monthly or quarterly returns. The strategy takes what the markets provide. If the trading systems are in sync with the market action, significant gains can be made in a short period of time. Historically, it is the General Partner's experience that in this type of system, periods of flat or negative performance may be followed by periods of significant gains, as illustrated in the following table:

                           FOR BROKER DEALER USE ONLY


          Grant Park (A Units) 10 Worst Drawdowns and 12 Month Recovery

                                                           12 Month Recovery
       Drawdown       Start Date        Valley Date         from Valley Date

       (38.87%)         May-89            Oct-89                303.33%
       (37.34%)         Nov-90            Aug-91                 43.85%
       (36.88%)         May-95            Oct-95                 20.95%
       (21.84%)         Dec-93            Feb-94                 65.28%
       (21.36%)         Sep-98            Jul-00                 23.39%
       (20.76%)         Feb-04            Jun-04                  N/A
       (16.24%)         Jun-94            Oct-94                 16.31%
       (15.80%)         Apr-90            May-90                 39.57%
       (12.96%)         Oct-04            Apr-04                 28.58%
        (9.51%)         Mar-89            Apr-89                 87.70%
        (9.16%)         Aug-93            Oct-93                 27.54%


Managed futures do not provide a smooth equity curve; rather profits are usually generated in short bursts marked by subsequent flat periods and/or drawdowns. While Grant Park may often be cited for its strong returns since its inception fifteen years ago, imbedded in that performance are many drawdown periods. In fact, 90% of the months in Grant Park's trading history fall into the category of either drawdown or recovery from drawdown. That leaves only 10% of the months where Grant Park is actually making new historical highs.


                           Drawdowns Since Inception

                               Grant Park A Units

          Drawdown       Length       Recovery       Peak       Valley

          -38.87%          5             5          May-89      Oct-89
          -37.34%          9            20          Nov-90      Aug-91
          -36.88%          5            34          May-95      Oct-95
          -21.84%          2             3          Dec-93      Feb-94
          -21.36%         22             8          Sep-98      Jul-00
          -20.76%          4            N/A         Feb-04      Jun-04
          -16.24%          4             4          Jun-94      Oct-94
          -15.80%          1             2          Apr-90      May-90
          -12.96%          6             2          Oct-01      Apr-02
           -9.51%          1             1          Mar-89      Apr-89
           -9.16%          2             2          Aug-93      Oct-93
           -8.41%          2             3          Sep-02      Nov-02
           -7.49%          3             4          Mar-01      Jun-01
           -7.47%          1             2          Feb-03      Mar-03
           -3.29%          1             1          Jan-89      Feb-89
           -2.34%          1             1          May-93      Jun-93
           -1.75%          2             3          May-03      Jul-03
           -0.91%          1             1          Oct-03      Nov-03
                          72            96           168
      % of Total Mos:   38.71%        51.61%        90.32%
      Total # of Mos:                                186


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


                           FOR BROKER DEALER USE ONLY


The peak to valley portion of the drawdown refers to the period from the previous historical high to the subsequent low. The recovery period defines the length of time it took Grant Park to achieve a new historical high. Therefore, it is not uncommon as Grant Park exits a profitable period for it to be in a drawdown, or recovery from a drawdown, for a number of months. The key is to understand that this is a normal cycle. Trends often appear very subtly at first, hardly recognizable amid the noise of general price discovery. The automated systems employed by Grant Park's trading advisors attempt to pick up the seemingly imperceptible beginnings and establish a small position. If the trend is not confirmed, the position will be exited on a stop. However, if the trend is confirmed, positions may be increased depending on the momentum of the trend. Even at this point, the developing trend may be below the radar screen of many market participants. In fact, often times once the story of a trending market becomes widely known, the bulk of the trend is over. That is why it is important to allow the systems to work even in periods of unprofitably. Because we don't know which markets will trend or when the trend will begin, the mechanisms are there to identify and capture the developing trends as they occur.

While we cannot be certain when new longer-term trends will emerge, we remain confident that our portfolio of trading advisors will have the discipline to adhere to their strategies. We believe these strategies have served Grant Park well during our fifteen-year history. We would also like to assure you that each of Grant Park's trading advisors conducts ongoing research to enable them to continue to learn from the experiences the markets provide.





Sincerely,



/s/ David Kavanagh
David Kavanagh
President






  Performance statistics reflected for Grant Park above are that of the A Units which carry an additional 0.97% in fees and expenses over the B Units. Most new investors will purchase the B Units. Had the additional fees and expenses of the B Units been reflected performance for the A Units would have been lower.



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
                 FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK
                      AND IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY

        Performance Hotline: (312)-788-2272 or Toll Free: (866)-516-1574
                   Performance is reported on a weekly basis.
                        E-mail: funds@dearborncapital.com


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